UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39526 Charlestown Pike

Hamilton, Virginia 20158

(Address of Principal Executive Offices, including zip code)

(540) 882-3087

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As discussed further below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, on December 5, 2006, Catcher Holdings, Inc. (the “Company”) delivered the required 30 days notice of termination of the Interim Executive Services Agreement (the “Agreement”) with Tatum, LLC (“Tatum”) pursuant to which, Debra Hoopes had been acting as the Company’s Chief Financial Officer. Under the Agreement, the Company was obligated to pay Tatum $5,000 and Ms. Hoopes $20,000 for each month that Ms. Hoopes acted as the Chief Financial Officer. The Agreement was for an indefinite period of time and was terminable by either party upon 30 days notice.

The description of the terms of the Agreement is qualified in its entirety by reference to the Interim Executive Services Agreement attached as Exhibit 10.31 to the Current Report on Form 8-K filed by the Company on September 11, 2006.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Debra Hoopes, the Company’s Chief Financial Officer, resigned in her capacity as Chief Financial Officer effective December 6, 2006, however she will continue as an employee of the Company through December 31, 2006 under the Agreement referenced in Item 1.02 above.

On December 6, 2006, the Company appointed Denis McCarthy, the Company’s current Vice President of Finance, to the position of Chief Financial Officer.

Prior to becoming our Chief Financial Officer, Mr. McCarthy served as both our Vice President of Finance and Director of Financial Reporting since December 8, 2005. Prior to joining us, Mr. McCarthy was a Senior Manager for Vitale Caturano & Company, LTD, a public accounting firm, from September 2002 through November 2005. Prior to that time he was a Senior at Arthur Andersen LLP starting in December 1997. Mr. McCarthy is a certified public accountant and holds an M.S.A from Bryant University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

December 7, 2006	By:	/s/ Charles Sander
Charles Sander President and Chief Executive Officer

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